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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3), dated June 3, 2019, and related Prospectus of Scholar Rock Holding Corporation for the registration of common stock, preferred stock, debt securities, warrants, and units and to the incorporation by reference therein of our report dated March 18, 2019, with respect to the consolidated financial statements of Scholar Rock Holding Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 31, 2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm